EXHIBIT 10.5(v)

                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease ("First Amendment") is dated for reference purposes only August 31, 2006, and is made by and between 18501 EAST PLAZA DRIVE, LLC, a Colorado limited liability company ("Landlord") and ORALABS, INC., a Colorado corporation ("Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease dated September 4, 2003, concerning space commonly known as 18685 E. Plaza Drive (formerly known as 18501
E. Plaza Drive), Parker, Colorado (the "Premises"); and

     WHEREAS, the parties wish to amend the Lease in certain respects.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy and sufficiency of which is acknowledged by the parties, the parties agree as follows:

     1. Except as modified by the provisions of this First Amendment, all provisions of the Lease remain in full force and effect. In the event of a conflict between any provision of this First Amendment and any provision of the Lease, the provision of this First Amendment shall control. Capitalized words used herein shall have the same meanings as set forth in the Lease, except as otherwise defined herein.

     2. The Expiration Date of the Lease is hereby extended to September 30, 2009. Tenant has no rights or options to extend the Term of the Lease beyond September 30, 2009.

     3. During the period from October 1, 2006 through September 30, 2009 (the "Extension Period"), Base Rent will be paid at such annual rate and in such amount of monthly installment as shown in the following table, based upon the 89,217 rentable square feet in the Premises:

-------------------------------------------------- ---------------------------------- --------------------------------
                 Period of Time                     Annual Rate per Rentable Square    Amount of Monthly Installment
                                                                  Foot
-------------------------------------------------- ---------------------------------- --------------------------------
October 1, 2006 - September 30, 2007                             $5.00                          $37,173.75
-------------------------------------------------- ---------------------------------- --------------------------------
October 1, 2007 - September 30, 2008                             $5.15                          $38,288.96
-------------------------------------------------- ---------------------------------- --------------------------------
October 1, 2008 - September 30, 2009                             $5.25                          $39,032.44
-------------------------------------------------- ---------------------------------- --------------------------------


     4. Section 20.25 of the Lease is deleted.

     5. Tenant acknowledges and agrees that Landlord is not in default of any of its obligations under the Lease and that Landlord will not be in default merely by the passage of time or the giving of notice, or both.

     6. Landlord and Tenant represent and warrant to the other that it has not dealt with any broker in connection with this First Amendment and agrees to indemnify and hold the other party and its agents, officers, directors, shareholders, partners, members and employees harmless from and against all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation, attorneys fees, arising from the breach by the indemnifying party of its representation and warranty made in the first sentence of this paragraph.

     7. Each party represents that the individual signing on its behalf is authorized to do so. This First Amendment contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties. Nothing in the First Amendment will be binding upon either party unless and until both parties execute this instrument. This First Amendment may be signed in counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. Facsimile signatures will be accepted as originals.

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LANDLORD:                                  TENANT:

18501 EAST PLAZA DRIVE, LLC, a             ORALABS, INC., a Colorado corporation
Colorado limited liability company


By:  /s/ Gary H. Schlatter                 By:/s/ Emile Jordan
   --------------------------------           ----------------
     Gary H. Schlatter, sole member

Date: August 31, 2006                         Emile Jordan
     ------------------------------           -------------------------
                                              Printed Name

                                              Chief Financial Officer
                                              -------------------------
                                              Printed Title

                                              August 31, 2006
                                              -------------------------
                                              Date
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